UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2009

Interactive Data Corporation

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31555	13-3668779
(Commission File Number)	(IRS Employer Identification No.)

32 Crosby Drive, Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

(781) 687-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On December 14, 2009, Interactive Data Corporation announced it had executed an agreement to acquire 7ticks, LLC, a provider of electronic trading networks and managed services. Interactive Data plans to pay $30.0 million in cash upon completion of the acquisition. The final purchase price is subject to certain post-closing adjustments, as well as a two-tiered earn-out provision that is based on the achievement of certain performance milestones. The first tier of the earn out, which is tied to strong performance, creates an opportunity for up to $10.0 million, and the second tier, which is tied to exceeding the tier-one strong performance targets, creates an additional opportunity for up to approximately $11.2 million. The Company currently believes that it is unlikely that the earn-out amount will exceed the initial $10.0 million first tier. Based on the unaudited financial statements provided to Interactive Data by 7ticks, the 7ticks business is on track to generate 2009 revenue of approximately $10.6 million, which would represent annual revenue growth of approximately 40%, with cost of services, and selling, general and administrative expenses expected to total approximately $10.4 million. The transaction is expected to be completed in early 2010, contingent upon closing conditions.

The above information includes forward-looking statements such as our statements discussing future financial conditions, results or projections, including statements relating to (i) the expected 2009 revenue and profit results for the 7ticks business; (ii) the anticipated timing of the closing; and (iii) the potential magnitude of any additional amounts we may be required to pay to the sellers as a result of agreed upon earn-out provisions. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include: (i) the acquisition may not close on a timely basis, or at all; (ii) the actual audited 2009 financial results of the acquired business may differ from the results reported in the unaudited financial results provided by 7ticks; and (iii) the amount of earn-out paid, if any, is variable and will depend on the financial performance of the acquired business post-closing. Other factors include, but are not limited to: (i) the risk of regulatory reform that could impact the global market for low latency connectivity services for direct exchange access; (ii) the presence of competitors with greater financial resources than ours and their strategic response to our services and products; (iii) new technologies that could cause our products or services to become less competitive or obsolete; (iv) a possible decline in activity levels in the global securities markets; and (iv) other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.

A copy of Interactive Data’s press release issued December 14, 2009 is included as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1	Press Release of Interactive Data Corporation, dated December 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Data Corporation

Date: December 14, 2009	/S/ RAYMOND D’ARCY
Raymond D’Arcy
President and Chief Executive Officer